Exhibit 32.3
LIBERTY PROPERTY LIMITED PARTNERSHIP
CERTIFICATIONS REQUIRED BY
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934
     In connection with the Annual Report of Liberty Property Limited Partnership (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, WILLIAM P. HANKOWSKY, President and Chief Executive Officer of Liberty Property Trust (the sole general partner of the Company), certify in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM P. HANKOWSKY
William P. Hankowsky
Chairman, President and Chief Executive Officer
of Liberty Property Trust, the Company’s sole general partner

Date: February 28, 2007